                                   EXHIBIT 11


                 COMMUNITY PSYCHIATRIC CENTERS AND SUBSIDIARIES
                        COMPUTATION OF EARNINGS PER SHARE


                         Nine Months Ended             Three Months Ended
                             August 31                     August 31
                       1995              1994        1995              1994
                       ----------------------        ----------------------
                                   (000s, except per share data)
Weighted average
  common shares*        43,630         43,378         43,660         43,390

                        ------         ------        -------         ------
                        ------         ------        -------         ------
Net Income (Loss)
                       $(9,224)       $ 4,681       $(24,332)       $ 1,667
                        ------         ------        -------         ------
                        ------         ------        -------         ------

Net Income (Loss)
per share              $  (.21)       $   .11        $  (.56)       $   .04
                        ------         ------        -------         ------
                        ------         ------        -------         ------

* Dilutive common stock equivalents are less than 3% of weighted average common shares outstanding.


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